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                                                              EXHIBIT NO. 99.10

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 40 to Registration Statement No. 2-92915 on Form N1-A of our reports dated May 24, 2005, relating to the financial statements of MFS Alabama Municipal Bond Fund, MFS Arkansas Municipal Bond Fund, MFS California Municipal Bond Fund, MFS Florida Municipal Bond Fund, MFS Georgia Municipal Bond Fund, MFS Maryland Municipal Bond Fund, MFS Massachusetts Municipal Bond Fund, MFS Mississippi Municipal Bond Fund, MFS New York Municipal Bond Fund, MFS North Carolina Municipal Bond Fund, MFS Pennsylvania Municipal Bond Fund, MFS South Carolina Municipal Bond Fund, MFS Tennessee Municipal Bond Fund, MFS Virginia Municipal Bond Fund, MFS West Virginia Municipal Bond Fund and MFS Municipal Income Fund, each a series of MFS Municipal Series Trust, appearing in the Annual Reports to shareholders for the year ended March 31, 2005, and to the references made to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm and Financial Statements" in the Statements of Additional Information, each of which are part of such Registration Statement.


DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Boston, Massachusetts
July 25, 2005